UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2010

Willing Holding, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-53496	26-0655541
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21218 St. Andrews Ave.  #131
Boca Raton, FL 33434
(Address of Principal Executive Office) (Zip Code)

(561)  705-4386
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As used in this Current Report on Form 8-K (the “Current Report”), the terms "Company", "we", "our" and "us" refer to the registrant Willing Holding, Inc.

On March 23, 2010, we entered into a Purchase Agreement as amended and on March 26, 2010, we entered into an Escrow Agreement as amended with 11i Solutions, Inc. and its chief executive officer Domingo M. Silvas III.

The time to complete the transaction contemplated by the Purchase and Escrow Agreements as amended has lapsed and both the Purchase and Escrow Agreements as amended are terminated.  The provisions of the Purchase Agreement as amended that include 11i Solutions’ purchase of twenty five million shares of the Company’s Class A Common stock, which shares have been held in escrow pursuant to the Escrow Agreement as amended, have been cancelled.  Domingo M. Silvas III has resigned as Co-Chairman of the Company pursuant to the termination of the Purchase Agreement as amended.  As a result of the termination of the Purchase Agreement and Escrow Agreement, as amended, Thomas L. DiStefano III will remain Chairman and Chief Executive Officer.

Item 9.01   Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Share Purchase Agreement by and among Willing Holding, Inc., 11i Solutions, Inc., and Thomas L. DiStefano III, effective as of March 26, 2010.*

10.2	Escrow Agreement by and among Willing Holding, Inc., 11i Solutions, Inc., and the additional party named therein serving as escrow agent, dated as of March 26, 2010.*

*Incorporated by reference to the corresponding exhibit filed in the Current Report on Form 8-K with the SEC on April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLING HOLDING, INC.
(Registrant)

Date: May 19, 2010	By:	/s/ Thomas L. DiStefano III
	Name:	Thomas L. DiStefano III
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase Agreement by and among Willing Holding, Inc., 11i Solutions, Inc., and Thomas L. DiStefano III, effective as of March 26, 2010.*

10.2	Escrow Agreement by and among Willing Holding, Inc., 11i Solutions, Inc., and the additional party named therein serving as escrow agent, dated as of March 26, 2010.*

*Incorporated by reference to the corresponding exhibit filed in the Current Report on Form 8-K with the SEC on April 1, 2010.